Exhibit 25

Securities Act of 1933 File No. _________
(If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)___________
                               __________________

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

     New York                                          13-4994650
(State of Incorporation                 (I.R.S. Employer Identification Number)
if not a national bank)

270 Park Avenue                                          10017
New York, New York                                     (Zip Code)
(Address of principal executive offices)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                                  CONAGRA, INC.
               (Exact name of obligor as specified in its charter)

         Delaware                                       47-0248710
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)


One ConAgra Drive                                         68102
Omaha, Nebraska                                        (Zip Code)
(Address of principal executive offices)
                       __________________________________

                                 Debt Securities
                       (Title of the indenture securities)
                 _______________________________________________

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                                     GENERAL




Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State  Banking  Department,  State  House,  Albany,  New York
          12110.

          Board of Governors of The Federal Reserve System, Washington, D. C. 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, NY.

          Federal Deposit Insurance Corporation, Washington, D.C. 20429

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.  Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.



Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see

          Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33- 50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and the The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5.   Not applicable.

     6.   The consents of the Trustee required by Section 321(b) of the Act (see
          Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and the The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.   Not applicable.

     9.   Not applicable.



                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 20th day of May, 1997.

                                      THE CHASE MANHATTAN BANK


                                       /s/ Timothy E. Burke
                                       By____________________________
                                          Timothy E. Burke
                                          Second Vice President

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                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business December 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                  ASSETS                                                                            Dollar Amounts
                                                                                                      in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin..........................................      $      11,509
         Interest-bearing balances..........................................................              8,457
Securities:.................................................................................
Held to maturity securities.................................................................              3,128
Available-for-sale securities...............................................................             40,534
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
and Agreement subsidiaries, and in IBFs:
         Federal funds sold.................................................................              9,222
         Securities purchased under agreements to resell....................................                422
Loans and lease financing receivable:
Loans and leases, net of unearned income......................         $133,935
         LESS: Allowance for loan and lease losses............            2,789
         LESS: Allocated transfer risk reserve................               16
Loans and leases, net of unearned income, allowance, and reserve............................            131,130
Trading assets..............................................................................             49,876
Premises and fixed assets (including capitalized leases)....................................              2,877
Other real estate owned.....................................................................                290
Investments in unconsolidated subsidiaries and associated companies ........................                124
Customers' liability to this bank on acceptances outstanding................................              2,313
Intangible assets...........................................................................              1,316
Other assets................................................................................             11,231

TOTAL ASSETS                                                                                     $      272,429




                                   LIABILITIES

Deposits:
         In domestic offices............................................................         $      87,006
                  Noninterest-bearing.............................  $35,783
                  Interest-bearing................................  $51,223
         In foreign offices, Edge and Agreement subsidiaries, and IBFs..................                73,206
                  Noninterest-bearing.............................   $4,347
                  Interest-bearing................................  $68,859
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
         Federal funds purchased........................................................                14,980
         Securities sold under agreements to repurchase.................................                10,125
Demand notes issued to the U.S. Treasury................................................                 1,867
Trading liabilities.....................................................................                34,783
Other borrowed money:
         With a remaining maturity of one year or less..................................                14,639
         With a remaining maturity of more than one year................................                   425
Mortgage indebtedness and obligations under capitalized leases..........................                    40
Bank's liability on acceptances, executed and outstanding...............................                 2,267
         Subordinated notes and debentures..............................................                 5,471
         Other liabilities..............................................................                11,343

TOTAL LIABILITIES.......................................................................               256,152

Limited-life preferred stock and related surplus........................................                   550

                                                  EQUITY CAPITAL

Common stock............................................................................                 1,251
Surplus.................................................................................                10,243
Undivided profits and capital reserves..................................................                 4,526
Net unrealized holding gains (losses) on available-for-sale securities..................                  (309)
Cumulative foreign currency translation adjustments.....................................                    16

TOTAL EQUITY CAPITAL....................................................................                15,727

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
         EQUITY CAPITAL.................................................................     $         272,429

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

(Signed) Joseph L. Sclafani

We the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal Regulatory authority and is true and correct.


Walter V. Shipley                   )
Edward D. Miller                    )       Directors
Thomas G. Labrecque                 )

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